SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ________________

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
                         SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    GENERAL AMERICAN INVESTORS COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                               Delaware 13-5098450
  (State of Incorporation or Organization)(I.R.S. Employer Identification No.)

                              450 Lexington Avenue
                                   Suite 3300
                            New York, New York 10017
               (Address of Principal Executive Offices)(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
         -------------------                ------------------------------
         ___% Cumulative Preferred          New York Stock Exchange, Inc.
         Stock, Series B, par value
         $1.00 per share, liquidation
         preference $25.00 per share

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-107615 (if applicable).

         Securities to be registered pursuant to Section 12(g) of the Act:
         None
         (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth under the caption "Description of Series B Preferred Stock" in the Prospectus which constitutes part of the Registrant's registration statement on Form N-2 (Securities Act File No. 333-107615 and Investment Company Act File No. 811-00041) relating to the offering of an aggregate of 8,000,000 shares of __% Cumulative Preferred Stock, Series B, of General American Investors Company, Inc. filed via EDGAR with the Securities and Exchange Commission on September 17, 2003, as amended, shall be deemed to be incorporated by reference into this registration statement.


ITEM 2.   EXHIBITS.

         The following exhibits are filed as part of this registration statement.

Exhibit
Number        Description
-------       -----------

A.1 Restated Certificate of Incorporation--incorporated by reference to Exhibit A(1) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041) filed with the Securities and Exchange Commission on March 20, 1998.

A.2 Certificate of Amendment to the Restated Certificate of Incorporation, dated April 28, 1987--incorporated by reference to Exhibit A(2) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041) filed with the Securities and Exchange Commission on March 20, 1998.

A.3 Certificate of Amendment to the Restated Certificate of Incorporation, dated March 19, 1992--incorporated by reference to Exhibit A(3) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041) filed with the Securities and Exchange Commission on March 20, 1998.

A.4 Certificate of Amendment to the Restated Certificate of Incorporation, dated March 11, 1998--incorporated by reference to Exhibit A(4) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041) filed with the Securities and Exchange Commission on March 20, 1998.

A.5 Certificate of Correction to the Certificate of Amendment to the Restated Certificate of Incorporation, dated March 20, 1998-- incorporated by reference to Exhibit A(5) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041) filed with the Securities and Exchange Commission on March 20, 1998.

A.6 Series A Preferred Stock Certificate of Designations-- incorporated by reference to Exhibit A(6) of the Registrant's Amendment No. 2 to the Registration

              Statement on Form N-2 (File Nos. 333-48431 and 811-00041), filed with the Securities and Exchange Commission on June 10, 1998.

A.7 Series B Preferred Stock Certificate of Designations-- incorporated by reference to Exhibit A(7) of the Registrant's Amendment No. 3 to the Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041), filed with the Securities and Exchange Commission on September 17, 2003.

A.8 Certificate of Amendment to the Restated Certificate of Incorporation dated March 13, 2000--incorporated by reference to Exhibit (A)(8) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041), filed with the
              Securities and Exchange Commission on August 4, 2003.

B.1 By-Laws--incorporated by reference to Exhibit B of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041), filed with the Securities and Exchange Commission on March 20, 1998.

B.2 Amendment to By-Laws dated April 11, 2001--incorporated by reference to Exhibit B(2) of the Registrant's Amendment No. 1 to the Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041), filed with the Securities and Exchange Commission on September 11, 2003.

D Series B Specimen Stock Certificate--incorporated by reference to Exhibit D(2) of the Registrant's Amendment No. 1 to the Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041) filed with the Securities and Exchange Commission on September 11, 2003.

H.1 Form of Underwriting Agreement--incorporated by reference to Exhibit H(1) of the Registrant's Amendment No. 3 to the Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041) filed with the Securities and Exchange Commission on September 17, 2003.

H.2 Form of Master Agreement Among Underwriters--incorporated by reference to Exhibit H(2) of the Registrant's Amendment No. 1 to the Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041) filed with the Securities and Exchange Commission on September 11, 2003.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    GENERAL AMERICAN INVESTORS COMPANY, INC.
                                                     (Registrant)
Date: September 17, 2003

                                   By: /s/ Eugene L. DeStaebler, Jr.
                                       --------------------------------------
                                       Name:  Eugene L. DeStaebler, Jr.
                                       Title: Vice-President, Administration

                                  EXHIBIT INDEX


Exhibit
Number      Description
-------     -----------

A.1 Restated Certificate of Incorporation--incorporated by reference to Exhibit A(1) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041) filed with the Securities and Exchange Commission on March 20, 1998.

A.2 Certificate of Amendment to the Restated Certificate of Incorporation, dated April 28, 1987--incorporated by reference to Exhibit A(2) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041) filed with the Securities and Exchange Commission on March 20, 1998.

A.3 Certificate of Amendment to the Restated Certificate of Incorporation, dated March 19, 1992--incorporated by reference to Exhibit A(3) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041) filed with the Securities and Exchange Commission on March 20, 1998.

A.4 Certificate of Amendment to the Restated Certificate of Incorporation, dated March 11, 1998--incorporated by reference to Exhibit A(4) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041) filed with the Securities and Exchange Commission on March 20, 1998.

A.5 Certificate of Correction to the Certificate of Amendment to the Restated Certificate of Incorporation, dated March 20, 1998-- incorporated by reference to Exhibit A(5) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041) filed with the Securities and Exchange Commission on March 20, 1998.

A.6 Series A Preferred Stock Certificate of Designations--incorporated by reference to Exhibit A(6) of the Registrant's Amendment No. 2 to the Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041), filed with the Securities and Exchange Commission on June 10, 1998.

A.7 Series B Preferred Stock Certificate of Designations--incorporated by reference to Exhibit A(7) of the Registrant's Amendment No. 3 to the Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041), filed with the Securities and Exchange Commission on September 17, 2003.

A.8 Certificate of Amendment to the Restated Certificate of Incorporation dated March 13, 2000--incorporated by reference to Exhibit (A)(8) of the Registrant's Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041), filed with the Securities and Exchange Commission on August 4, 2003.

B.1 By-Laws--incorporated by reference to Exhibit B of the Registrant's Registration Statement on Form N-2 (File Nos. 333-48431 and 811-00041), filed with the Securities and Exchange Commission on March 20, 1998.

B.2 Amendment to By-Laws dated April 11, 2001--incorporated by reference to Exhibit B(2) of the Registrant's Amendment No. 1 to the Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041), filed with the Securities and Exchange Commission on September 11, 2003.

D Series B Specimen Stock Certificate--incorporated by reference to Exhibit D(2) of the Registrant's Amendment No. 1 to the Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041) filed with the Securities and Exchange Commission on September 11, 2003.

H.1 Form of Underwriting Agreement--incorporated by reference to Exhibit H(1) of the Registrant's Amendment No. 3 to the Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041) filed with the Securities and Exchange Commission on September 17, 2003.

H.2 Form of Master Agreement Among Underwriters--incorporated by reference to Exhibit H(2) of the Registrant's Amendment No. 1 to the Registration Statement on Form N-2 (File Nos. 333-107615 and 811-00041) filed with the Securities and Exchange Commission on September 11, 2003.